Exhibit 99.1

Hub Group, Inc. Reports Record First Quarter 2005 Earnings

DOWNERS GROVE, IL, April 20, 2005, — Hub Group, Inc. (Nasdaq: HUBG) today reported record net income for the quarter ended March 31, 2005 of $5.3 million. This represents a 97% increase in first quarter net income versus the first quarter of 2004. Hub Group’s diluted earnings per share of $0.51 for the quarter ended March 31, 2005 represents an increase of 55% compared to last year’s first quarter diluted earnings per share of $0.33 on 28% higher average diluted shares outstanding in the 2005 period. Costs and expenses decreased 3.9% in the first quarter of 2005 to $34.1 million compared to $35.5 million in the first quarter of 2004, reflecting the benefits from the Company’s improved operating efficiencies and cost reduction efforts. Interest expense decreased from $1.7 million in first quarter 2004 to $0.2 million in 2005 due to the extinguishment of debt in the third quarter of 2004.

Hub’s revenue grew by 3.5% to $339.9 million as compared to $328.3 million in the first quarter of 2004. First quarter intermodal revenue decreased 1.1% to $233.7 million. Truckload brokerage revenue increased 18.0% to $60.1 million this quarter. First quarter logistics revenue increased 4.9% to $35.6 million. Hub Group Distribution Services revenue increased 47.1% to $10.5 million in the first quarter of 2005.

Commenting on the results, David P. Yeager, Vice-Chairman and Chief Executive Officer of Hub Group stated, “Our operating efficiencies resulted in increased margin and reduced costs producing record first quarter results. While we are pleased with these results, we remain committed to focusing on profitable revenue growth.”

STOCK SPLIT

As previously announced, in February 2005, the Board of Directors approved a 2 for 1 stock split. The Board has set May 4, 2005 as the record date for this stock split and May 11, 2005 as the payment date, contingent on receiving shareholder approval, at its annual meeting on May 4, 2005, to increase the number of authorized shares of Class A common stock. If approved by Hub’s shareholders, the stock split will be in the form of a stock dividend, which will be tax-free to shareholders.

FULL YEAR 2005

Given the current operating environment, we are comfortable that the earnings for 2005 will be within the analysts’ range of $2.58 to $2.67 per diluted share.

Certain prior year amounts have been reclassified to conform to the current year presentation.

CONFERENCE CALL

Hub will hold a conference call at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) on Thursday, April 21, 2005 to discuss its first quarter results.

Hosting the conference call will be David P. Yeager, Vice-Chairman and CEO and Thomas M. White, Senior Vice-President, Chief Financial Officer and Treasurer.

This call is being webcast by Thomson/CCBN and can be accessed through the Investor Relations link at Hub Group’s Web site at http://www.hubgroup.com or individual investors can access the audio webcast at http://www.fulldisclosure.com and institutional investors can access the webcast at http://www.streetevents.com . The webcast is listen-only. Those interested in participating in the question and answer session should follow the telephone dial-in instructions below.

To participate in the conference call by telephone, please call ten minutes early by dialing (800) 591-6942. The conference call participant code is 63789436. The call will be limited to 60 minutes, including questions and answers.

An audio replay will be available through the Investor Relations link on the Company’s Web site at http://www.hubgroup.com . This replay will be available for 30 days.

ABOUT HUB GROUP: Hub Group, Inc. is a leading non-asset based freight transportation management company providing comprehensive intermodal, truckload brokerage and logistics and distribution services. The Company operates through a network of over 30 offices throughout the United States, Canada and Mexico.

CERTAIN FORWARD-LOOKING STATEMENTS: Statements in this press release that are not historical, including statements about Hub Group’s or management’s earnings guidance, intentions, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently uncertain and subject to risks. Such statements should be viewed with caution. Actual results or experience could differ materially from the forward-looking statements as a result of many factors. Factors that could cause actual results to differ materially include the factors listed from time to time in Hub Group’s SEC reports including, but not limited to, the annual report on Form 10-K for the year ended December 31, 2004. Hub Group assumes no liability to update any such forward-looking statements.

SOURCE: HUB GROUP, INC.

CONTACT: Amy Lisek of Hub Group, Inc., +1-630-795-2214

HUB GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2005	2004
Revenue	$339,858	$328,302

Transportation costs	296,613	286,498

Gross margin	43,245	41,804

Costs and expenses:
Salaries and benefits	21,875	22,342
General and administrative	9,752	10,281
Depreciation and amortization of property and equipment	2,483	2,884

Total costs and expenses	34,110	35,507

Operating income	9,135	6,297

Other income (expense):
Interest expense	(207)	(1,713)
Interest income	200	53
Other, net	14	41

Total other income (expense)	7	(1,619)

Income before provision for income taxes	9,142	4,678

Provision for income taxes	3,794	1,965

Net income	$ 5,348	$ 2,713

Basic earnings per common share	$ 0.53	$ 0.35

Diluted earnings per common share	$ 0.51	$ 0.33

Basic weighted average number of shares outstanding	10,141	7,746

Diluted weighted average number of shares outstanding	10,579	8,294

HUB GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	March 31, 2005	December 31, 2004
ASSETS	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$ 15,570	$ 16,806
Restricted investments	661	—
Accounts receivable
Trade, net	139,113	141,079
Other	7,527	7,996
Deferred taxes	4,412	4,667
Prepaid expenses and other current assets	3,715	4,746

TOTAL CURRENT ASSETS	170,998	175,294
PROPERTY AND EQUIPMENT, net	17,854	19,487
GOODWILL, net	215,175	215,175
OTHER ASSETS	371	889

TOTAL ASSETS	$ 404,398	$ 410,845

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable
Trade	$ 115,250	$ 115,819
Other	2,925	1,660
Accrued expenses
Payroll	10,262	19,542
Other	12,031	15,100

TOTAL CURRENT LIABILITIES	140,468	152,121
DEFERRED TAXES	31,545	31,788
STOCKHOLDERS' EQUITY:
Preferred stock, $.01 par value, 2,000,000 shares authorized; no shares
issued or outstanding in 2005 and 2004	—	—
Common stock
Class A: $.01 par value; 12,337,700 shares authorized; 9,809,476 shares issued (including treasury stock in 2005) and 9,727,917 outstanding
in 2005; 9,635,657 issued and outstanding in 2004	98	96
Class B: $.01 par value; 662,300 shares authorized; 662,296 shares
issued and outstanding in 2005 and 2004	7	7
Additional paid-in capital	187,068	182,365
Purchase price in excess of predecessor basis, net of tax benefit of $10,306	(15,458)	(15,458)
Retained earnings	69,959	64,611
Unearned compensation	(4,137)	(4,685)
Treasury stock, at cost (81,559 shares in 2005)	(5,152)	—

TOTAL STOCKHOLDERS' EQUITY	232,385	226,936

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 404,398	$ 410,845

HUB GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,
	2005	2004
Cash flows from operating activities:
Net income	$ 5,348	$ 2,713
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization of property and equipment	2,593	2,911
Deferred taxes	3,008	1,961
Compensation expense related to restricted stock	520	404
Gain on sale of assets	(12)	(18)
Other assets	518	188
Changes in working capital:
Restricted investments	(661)	—
Accounts receivable, net	2,435	3,466
Prepaid expenses and other current assets	1,031	462
Accounts payable	696	(1,867)
Accrued expenses	(12,349)	(4,072)

Net cash provided by operating activities	3,127	6,148

Cash flows from investing activities:
Purchases of property and equipment, net	(948)	(460)

Net cash used in investing activities	(948)	(460)

Cash flows from financing activity:
Proceeds from stock options exercised	2,184	2,090
Purchase of treasury stock	(5,599)	(2,767)
Net payments on revolver	—	(3,000)
Payments on long-term debt	—	(2,011)

Net cash used in financing activities	(3,415)	(5,688)

Net decrease in cash and cash equivalents	(1,236)	—
Cash and cash equivalents beginning of period	16,806	—

Cash and cash equivalents end of period	$ 15,570	$ —

Supplemental disclosures of cash flow information
Cash paid for:
Interest	$ —	$ 1,357
Income taxes	$ 333	$ —

HUB GROUP, INC.
MODAL REVENUE SUMMARY
(in thousands)

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter	Total
	2004	2004	2004	2004	2004

Intermodal	$236,321	$247,940	$259,958	$270,314	$1,014,533

Brokerage	50,960	56,778	56,124	61,604	225,466

Logistics	33,913	33,786	34,028	38,996	140,723

Total Core	321,194	338,504	350,110	370,914	1,380,722

HGDS	7,108	10,467	11,995	16,514	46,084

Consolidated	$328,302	$348,971	$362,105	$387,428	$1,426,806

NOTE:	HGDS Transferred it's Pharmaceutical business to Logistics in August 2004, resulting in an increase in Logistics revenue of $4,315 for the year ended December 31, 2004.